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                                                                    Exhibit 10.1

                                  VOXWARE, INC.

             Series D Convertible Preferred Stock Purchase Agreement

                           Dated as of April 16, 2003

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                                 VOXWARE, INC.

            Series D Convertible Preferred Stock Purchase Agreement

                           Dated as of April 16, 2003

                               Table of Contents
                                                                           Page
                                                                           ----

ARTICLE I PURCHASE, SALE AND TERMS OF SHARES..................................1

1.01.   The Committed Series D Convertible Preferred Shares; Definitions......1
1.02.   The Common Stock Warrants ............................................1
1.03.   The Series D Warrants.................................................2
1.04.   The Converted Shares..................................................2
1.05.   The Shares............................................................2
1.06.   Purchase Price and Closing............................................2
1.07.   Use of Proceeds.......................................................3
1.08.   Representations and Warranties by the Purchasers......................3
1.09.   Purchase Price Allocation.............................................4

ARTICLE II  CONDITIONS TO PURCHASERS' OBLIGATION..............................5

2.01.   Representations and Warranties........................................5
2.02.   Performance...........................................................5
2.03.   Documentation at Closing..............................................5
2.04.   Board of Directors....................................................8
2.05.   Qualifications........................................................8
2.06.   Consents, Waivers, Etc................................................8
2.07.   Employment Agreement Amendments.......................................8
2.08.   No Material Adverse Changes...........................................8
2.09.   No Event of Default...................................................8
2.10.   Company Subscription for Voxware Europe Shares........................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................9

3.01.   Organization and Standing; Subsidiaries...............................9
3.02.   Corporate Action.....................................................10
3.03.   Governmental Approvals...............................................11
3.04.   Litigation...........................................................11
3.05.   Certain Agreements of Officers and Key Employees.....................12
3.06.   Compliance with Other Instruments....................................12
3.07.   Financial Information................................................12
3.08.   No Insolvency........................................................13
3.09.   ERISA................................................................13
3.10.   Transactions with Affiliates.........................................13
3.11.   Assumptions or Guaranties of Indebtedness of Other Persons...........14
3.12.   Investments in Other Persons.........................................14

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3.13.   Securities Act.......................................................14
3.14.   Brokers or Finders...................................................14
3.15.   Capitalization; Status of Capital Stock..............................14
3.16.   Registration Rights..................................................15
3.17.   Insurance............................................................15
3.18.   Books and Records....................................................15
3.19.   Title to Assets; Patents.............................................15
3.20.   Computer Programs....................................................16
3.21.   Intellectual Property Rights.........................................17
3.22.   Real Property Holding Corporation....................................17
3.23.   Taxes................................................................17
3.24.   Other Agreements.....................................................18
3.25.   Commission Filings...................................................20
3.26.   Disclosure...........................................................20

ARTICLE IV - DEFINITIONS AND ACCOUNTING TERMS................................20

4.01.   Certain Defined Terms................................................20
4.02.   Accounting Terms.....................................................24

ARTICLE V - MISCELLANEOUS....................................................24

5.01.   No Waiver; Cumulative Remedies.......................................24
5.02.   Amendments, Waivers and Consents.....................................24
5.03.   Addresses for Notices................................................25
5.04.   Costs, Expenses and Taxes............................................25
5.05.   Binding Effect; Assignment...........................................25
5.06.   Prior Agreements.....................................................25
5.07.   Severability.........................................................26
5.08.   Governing Law........................................................26
5.09.   Headings.............................................................26
5.10.   Counterparts.........................................................26
5.11.   Further Assurances...................................................26
5.12.   Indemnification......................................................26
5.13.   Placement Agent......................................................27
5.14.   Exercise of Voxware Europe Call Option...............................28
5.15.   Exclusivity..........................................................28

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EXHIBITS
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 1.01      List of Purchasers
 1.01A     Amended and Restated Certificate of Incorporation of the Company
 1.02A     Form of Common Stock Warrant
 1.02B     Form of Common Stock Warrant to Ridgecrest
 1.03      Form of Series D Warrant
 2.03B     Opinion of Hale and Dorr LLP
 2.03F     Stockholders Agreement
 2.03I     Investor Rights Agreement
 2.03K     Proprietary Information and Inventions Agreement
 2.03R     Castle Creek Settlement Agreement and Mutual Release
 2.03S     Nash Fitzwilliams Consulting Agreement and Release
 3.01      Subsidiaries
 3.04      Litigation
 3.05      Agreements with Officers and Key Employees
 3.07      Financial Information
 3.10      Transactions with Affiliates
 3.15      Capitalization
 3.16      Registration Rights
 3.19      Title to Assets
 3.20      Computer Programs
 3.24      Agreements
 4.01A     Creafund Exchange Agreement
 4.01B     Series B Exchange Agreement
 4.01C     Series C Exchange Agreement
 5.13      Placement Agent Purchasers

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                                  Voxware, Inc.
                            Lawrenceville Office Park
                                   PO Box 5363
                            Princeton, NJ 08543-5363

                                                       As of April 16, 2003

TO:  The Persons listed on Exhibit 1.01 hereto

     Re: Series D Convertible Preferred Stock Financing

Ladies and Gentlemen:

     Voxware, Inc. a Delaware corporation (the "Company"), agrees with each of you as follows:

                                    ARTICLE I

                       PURCHASE, SALE AND TERMS OF SHARES

     1.01 The Committed Series D Convertible Preferred Shares; Definitions. At the time of the Closing, the Company shall have authorized the issuance and sale of up to 485,267,267 shares (the "Committed Series D Preferred Shares") of its previously authorized but unissued shares of Series D Convertible Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock"), at a purchase price of $0.015 per share (the "Purchase Price") or upon the exchange or conversion of certain equity interests in the Company as further described in
Section 1.06 and on Exhibit 1.01 hereto, the sufficiency of which the Company hereby agrees, to the persons (collectively, the "Purchasers" and, individually, a "Purchaser") and in the respective amounts set forth on Exhibit 1.01. A description of the preferences, voting powers, qualifications, and special or relative rights or privileges of the Series D Preferred Stock is set forth in the Amended and Restated Certificate of Incorporation of the Company, the form of which is attached hereto as Exhibit 1.01A. Capitalized terms used in this Agreement and not elsewhere defined, are defined in Section 4.01.

     1.02. The Common Stock Warrants. At the time of the Closing, the Company shall have also authorized the issuance at the Closing of Common Stock warrants (the "Common Stock Warrants") to certain Purchasers for the purchase (subject to adjustment as provided therein) of up to an aggregate of 28,000,000 shares of Common Stock in the respective amounts set forth on Exhibit 1.01 hereto under the heading "Common Stock Warrants" based on the Warrant Percentages in Exhibit
1.01 as further discussed in Section 1.03 below; provided,

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       Series D Convertible Preferred Stock Purchase Agreement -- Page 2

however that number of shares of Common Stock issuable upon the exercise of the Common Stock Warrant to be issued to Ridgecrest shall be based on the terms set forth in Section 5.13 hereto. The Common Stock Warrants shall be exercisable at a purchase price of $0.015 per share (subject to adjustment as provided therein) and shall be in the form set forth in Exhibit 1.02A hereto; provided, however that the Common Stock Warrant issued to Ridgecrest shall be in the form set forth in Exhibit 1.02B.

     1.03. The Series D Warrants. At the time of the Closing, the Company shall have also authorized the issuance at the Closing of Series D Preferred Stock warrants (the "Series D Warrants" and, together with the Common Stock Warrants, the "Warrants") for up to an aggregate maximum of 93,333,333 additional shares of Series D Preferred Stock. The Series D Warrants shall be exercisable at a purchase price of $0.001 per share (subject to adjustment as provided therein) and shall be in the form set forth in Exhibit 1.03 hereto. The Series D Warrants shall be issued to the Purchasers based on the respective percentage amounts listed on Exhibit 1.01 under the heading "Warrant Percentages", which percentage for each Purchaser shall be based upon a fraction, the numerator of which is the cash dollar amount paid by such Purchaser under this Agreement for Committed Series D Preferred Shares and the denominator of which is the aggregate cash dollar amount paid by all Purchasers under this Agreement for Committed Series D Preferred Shares. The term "Warrants" shall also include any warrant delivered in exchange or replacement of the "Warrants."

     1.04. The Converted Shares. At the time of the Closing, the Company shall have authorized and shall have reserved and the Company hereby covenants to continue to reserve, free of preemptive rights and other preferential rights,
(i) a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of conversion of the holders of the Series D Preferred Stock (including the Common Stock issuable upon the conversion of Series D Preferred Stock issuable upon the exercise of the Series D Warrants) and any other outstanding previously issued preferred shares and the exercise rights of the holders of the Common Stock Warrants and (ii) a sufficient number of its previously authorized but unissued shares of Series D Preferred Stock to satisfy the exercise rights of the holders of the Series D Warrants. Any shares of Common Stock issuable upon conversion of the Series D Preferred Stock (including the Common Stock issuable upon the conversion of Series D Preferred Stock issuable upon the exercise of the Series D Warrants) and any other outstanding previously issued preferred shares, and such shares when issued, are herein referred to as the "Converted Shares." Any shares of Series D Preferred Stock and Common Stock issuable upon the exercise of the Warrants, and such shares when issued, are herein referred to as "Warrant Shares."

     1.05. The Shares. The Committed Series D Preferred Shares, the Converted Shares and the Warrant Shares are sometimes collectively referred to herein as the "Shares."

     1.06. Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Committed Series D Preferred Shares and Warrants set forth opposite their

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       Series D Convertible Preferred Stock Purchase Agreement -- Page 3

respective names in Exhibit 1.01 attached hereto under the headings "Committed Series D Preferred Shares". The aggregate dollar purchase price of or other consideration being given for the Committed Series D Preferred Shares and the Warrants being purchased by each Purchaser at the Closing is set forth opposite such Purchaser's name in Exhibit 1.01 under the heading "Aggregate Dollar Purchase Price or Other Consideration". The purchase and sale shall take place at a closing (the "Closing") to be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, on such date and at such time as may be mutually agreed upon, but in any event not later than five (5) business days after formal shareholder approval of all the matters contained in the Proxy Statement or June 30, 2003; provided that the Purchasers with rights to purchase a majority in interest of the Committed Series D Preferred Shares to be issued pursuant to Section 1.01 may in their sole discretion extend such dates.

     At the Closing, the Company will issue and deliver (a) certificates evidencing the Committed Series D Preferred Shares to be sold at the Closing to each of the applicable Purchasers (or its nominees) and (b) Warrants to each of the applicable Purchasers (or its nominee), in each case against payment of the full purchase price therefor by (i) wire transfer, (ii) check payable to the order of the Company, (iii) surrender of the principal and interest amount due under any promissory notes or debentures of the Company payable to the order of such Purchaser, (iv) amendment of the rights, preferences, privileges, qualifications, voting powers and other terms of the Series B Preferred Stock as set forth in the Amended and Restated Certificate of Incorporation of the Company, the form of which is attached hereto as Exhibit 1.01A, (v) surrender of shares of Series C Preferred Stock (including the rights to any accrued dividends or other payments thereon) held by such Purchaser, (vi) surrender of interests in Voxware Europe (including the rights to any accrued dividends or other payments with respect thereto) held by such Purchaser, (vii) surrender of warrants to purchase Common Stock held by such Purchaser, (viii) in the case of Ridgecrest, provision of adequate and acceptable services as provided for in
Section 5.13, or (ix) any agreed to combination of (i), (ii), (iii), (iv), (v),
(vi), (vii) and (viii) above; provided, however, that the Shares issuable pursuant to (v) above shall be proportionately reduced for any conversion of Series C Preferred Stock between the date hereof and the Closing. In the event that any Purchaser makes payment in whole or in part by cancellation of indebtedness, such Purchaser shall surrender the evidence of such indebtedness for cancellation at the Closing.

     1.07. Use of Proceeds. The Company shall use up to $650,000 of the proceeds to pay Castle Creek in consideration of its agreement to amend the rights, preferences, privileges, qualifications, voting powers and other terms of the Series B Preferred Stock, up to $30,000 of the proceeds to pay the accrued and unpaid interest owed to certain members of the Creafund Group under certain 10% Convertible Debentures Due July 1, 2003 issued by the Company, and shall use the remainder of such proceeds for working capital requirements and general corporate purposes.

     1.08. Representations and Warranties by the Purchasers. Each of the Purchasers represents and warrants severally, but not jointly, that: (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"); (b) it will acquire the Series D Preferred Stock and the Warrants to be acquired by it for its own

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       Series D Convertible Preferred Stock Purchase Agreement -- Page 4

account and that such Series D Preferred Stock and Warrants are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof; (c) the execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Purchaser, and this Agreement has been duly executed and delivered, and constitutes a valid, legal, binding and enforceable agreement of such Purchaser; (d) it understands that the Series D Preferred Stock and the Warrants have not been registered under the Securities Act, and that no trading market exists for such securities; (e) it has reviewed or has had an opportunity to ask questions of, and to receive answers from, the Company and its representatives, with respect to the Company and the terms and conditions of this transaction, and it confirms that, to its knowledge, all information, documents, records and books pertaining to the Company and the Purchaser's investment in the Company requested by the Purchaser have been made available or delivered to it to the Purchaser's full satisfaction; provided, however, that the foregoing does not limit or modify the representations and warranties of the Company in Article III of this Agreement or the right of such Purchaser to rely thereon; and (f) except with respect to Ridgecrest, as applicable and as further set forth in Section 5.13 hereto, it has taken no action which would give rise to any claim by any other person for any brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby. The acquisition by each Purchaser of the Series D Preferred Stock and the Warrants acquired by it shall constitute a confirmation of the representations and warranties made by each such Purchaser as at the date of such acquisition. Each of the Purchasers further represents that it understands and agrees that, until registered under the Securities Act, or transferred pursuant to the provisions of Rule 144 as promulgated by the Commission, all certificates evidencing any of the Series D Preferred Stock and all Warrants shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS."

     1.09. Purchase Price Allocation. The Company and the Purchasers (other than Ridgecrest) having adverse interests and as a result of arm's length bargaining, agree that (i) neither such Purchasers nor any of their partners, members or employees has rendered or has agreed to render any services to the Company in connection with this Agreement or the issuance of the Warrants; (ii) the Warrants are not being issued as compensation; and (iii) for the purpose, and within the meaning, of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), the issue price of the Warrants is $0.001 per Warrant Share. The Company and

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        Series D Convertible Preferred Stock Purchase Agreement -- Page 5

such Purchasers acknowledge that this allocation is based on the relative fair market values of the Series D Preferred Stock and the Warrants. The Company and such Purchasers recognize that this Agreement determines the original issue discount to be taken into account by the Company and such Purchasers for federal income tax purposes and they agree to adhere to this Agreement for such purposes.

                                   ARTICLE II

                      CONDITIONS TO PURCHASERS' OBLIGATION

     The obligation of each Purchaser to purchase and pay for the Series D Preferred Stock to be purchased by it at the Closing, as well as the Purchasers' other respective obligations under this Agreement (other than Ridgecrest's obligations under Section 5.13), are subject to the fulfillment to the Purchasers' satisfaction of each of the following conditions as of the Closing date:

     2.01. Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true and correct on the date of the Closing.

     2.02. Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company at or prior to the Closing shall have been performed or complied with.

     2.03. Documentation at Closing. The Purchasers shall have received prior to or at the Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Purchasers and their counsel:

               (a) A copy of the Amended and Restated Certificate of Incorporation of the Company, certified by the state secretary of the State of Delaware as of a date not more than seven (7) days prior to the Closing date, a copy of the votes of the Board of Directors evidencing the adoption of the Amended and Restated Certificate of Incorporation, the approval of this Agreement, the issuance of the Series D Preferred Stock and the Warrants and the other matters contemplated hereby, a copy of the votes of the stockholders of the Company evidencing the adoption of the Amended and Restated Certificate of Incorporation, and approval of each of the other matters set forth for their approval in the Proxy Statement, and a copy of the Bylaws of the Company, all of which shall have been certified by the Secretary of the Company to be true, complete and correct in every particular, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the Shares and the Warrants.

               (b) An opinion of Hale and Dorr LLP, counsel to the Company, in the form of Exhibit 2.03B attached hereto.

               (c) A certificate of the Secretary of the Company certifying the names of the officers of the Company authorized to sign this Agreement, the certificates for the Series D

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       Series D Convertible Preferred Stock Purchase Agreement -- Page 6

Preferred Stock, and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers. The Purchasers may conclusively rely on such certificate until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

               (d) A certificate of the President of the Company stating that the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct as of the Closing and that all conditions required to be performed prior to or at the Closing have been performed as of the Closing.

               (e) The Amended and Restated Certificate of Incorporation of the Company shall provide for the rights and preferences of the Series D Preferred Stock, and for the amendment of the rights and preferences of the Series B Preferred Stock, as set forth in Exhibit 1.01A attached hereto.

               (f) A Stockholders Agreement in the form set forth in Exhibit 2.03F (the "Stockholders Agreement") duly executed and delivered by the parties named therein.

               (g) A Certificate of Good Standing for the Company certified by the state secretary of the State of Delaware as of a date not more than three
(3) business days prior to the Closing date. Certificates of good standing with respect to the Company, certified by the respective state officer of the states in which the conduct of the Company's business requires it to be licensed or qualified to transact business as a foreign corporation and in good standing, in each case as of a date not more than three (3) business days prior to the Closing date. A certificate of good standing or other document similar in substance for each of the Company's Subsidiaries issued by the appropriate government official of all of the jurisdictions of incorporation and jurisdictions of foreign qualification or licensing of such Subsidiaries.

               (h) Payment for the costs, expenses, taxes and filing fees identified in Section 5.04.

               (i) An Investor Rights Agreement in the form set forth in Exhibit 2.03I (the "Investor Rights Agreement") duly executed and delivered by the parties named therein.

               (j) A copy of the Bylaws of the Company, which shall be in form and substance reasonably satisfactory to the Purchasers and their special counsel and which shall include the provisions set forth in Section 13(a)(xi) of the Investor Rights Agreement.

               (k) A Proprietary Information and Inventions Agreement in the form set forth in Exhibit 2.03K duly executed and delivered by each of the Key Employees of the Company.

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       Series D Convertible Preferred Stock Purchase Agreement -- Page 7

               (l) Participation of the Creafund Group in the Closing through
(i) the surrender to the Company of all outstanding promissory notes and debentures issued by the Company to such Persons or any related parties and (ii) conversion of such Persons' ownership interest in Voxware Europe, in each case on the terms set forth in this Agreement and in accordance with the terms of the Creafund Exchange Agreement.

               (m) Participation of all holders of Series B Preferred Stock in the Closing through the amendment of the rights, preferences and other terms of the Series B Preferred Stock, in each case on the terms set forth in this Agreement and in accordance with the terms of the Series B Exchange Agreement.

               (n) Participation of all holders of Series C Preferred Stock in the Closing through the surrender to the Company of all outstanding shares of Series C Preferred Stock and certain outstanding warrants to purchase shares of Common Stock, in each case on the terms set forth in this Agreement and in accordance with the terms of the Series C Exchange Agreement.

               (o) Cancellation of all outstanding warrants issued by the Company prior to the Closing except warrants exercisable for (i) 325,000 shares of Common Stock issued to InRoad, Inc., with an exercise price of $0.032 per share, (ii) 50,000 shares of Common Stock issued to Stratos Product Development, LLC, with an exercise price of $0.032 per share, (iii) 50,000 shares of Common Stock issued to Institutional Finance Group, LLC, with an exercise price of $3.44 per share, (iv) 79,681 shares of Common Stock issued to Mark Olivola, with an exercise price of $0.1255, (v) 29,880 shares of Common Stock issued to Burnbrae Ltd., with an exercise price of $0.1255, (vi) 9,960 shares of Common Stock issued to Diathermi Investment Ltd., with an exercise price of $0.1255,
(vii) 39,840 shares of Common Stock issued to Mark Wentworth Foster-Brown, with an exercise price of $0.1255, (viii) 59,761 shares of Common Stock issued to Pictet Private Equity Investors SA, with an exercise price of $0.1255, (ix) 278,884 shares of Common Stock issued to Oracle Management, with an exercise price of $0.1255, and (x) 39,840 shares of Common Stock issued to Barry Frankel, with an exercise price of $0.1255.

               (p) Each holder of Series B Preferred Stock, Series C Preferred Stock and any other capital stock of the Company shall have waived all its respective cash redemption rights, pre-emptive rights, rights of first refusal, co-sale rights and anti-dilution protections, as applicable, with respect to the transactions contemplated hereby and by the other Financing Documents.

               (q) Participation of the Purchasers specified on Exhibit 1.01 hereto to participate in the Closing on the terms set forth in this Agreement.

               (r) A Settlement Agreement and Mutual Release in the form set forth in Exhibit 2.03R (the "Settlement Agreement") duly executed and delivered by the parties named therein with respect to certain claims against the Company by Castle Creek.

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       Series D Convertible Preferred Stock Purchase Agreement -- Page 8

               (s) A Consulting Agreement and a Release, each in the form set forth in Exhibit 2.03S and each duly executed and delivered by the parties named therein, with respect to certain consulting services to be performed by Nash Fitzwilliams for the Company and certain claims against the Company by Nash Fitzwilliams, respectively.

     2.04. Board of Directors. The Board of Directors at the time of the Closing shall consist of up to seven (7) members, of which the members shall be Bathsheba J. Malsheen, David B. Levi, Eli Porat, and four (4) members nominated by the holders of a majority in interest of the Series D Preferred Stock, who shall initially be Joseph A. Allegra, Mike Janis, Ross T. Martinson and Glenn Rieger, or such other individuals as nominated by the proposed Purchasers of a majority in interest of the Series D Preferred Stock.

     2.05. Qualifications. As of the Closing, all authorizations, approvals or permits of or filings with, any governmental authority, including state securities or "Blue Sky" offices, that are required by law in connection with the lawful sale and issuance of the Series D Preferred Stock and the Warrants shall have been duly obtained by the Company and shall be effective as of the Closing, except for any notice that may be required subsequent to the Closing under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis).

     2.06. Consents, Waivers, Etc. Prior to the Closing, the Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement and issue the Series D Preferred Stock and the Warrants, and to carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Series D Preferred Stock, the Warrants and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws. In addition to the documents set forth above, the Company shall have provided to the Purchasers any other information or copies of documents that the Purchasers may reasonably request.

     2.07. Employment Agreement Amendments. The Company and each of Bathsheba J. Malsheen and Nicholas Narlis shall have entered into amendments to their respective existing employment agreements, in form acceptable to the Investors regarding the respective terms of their employment.

     2.08 No Material Adverse Changes. Edison shall not have concluded that a material adverse change in the financial condition, business, operations, affairs or prospects of the Company has occurred, nor that any fact exists nor has any event or circumstance occurred which reasonably could give rise to such a material adverse change.

     2.09 No Event of Default. No Event of Default (as such term is defined in the Settlement Agreement) shall have occurred under the Settlement Agreement, and the Company shall not have received any notice alleging an Event of Default under the Settlement Agreement.

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       Series D Convertible Preferred Stock Purchase Agreement -- Page 9

     2.10 Company Subscription for Voxware Europe Shares. The Company shall have purchased the additional number of common shares of Voxware Europe necessary in order to reinstall the minimum required capital of Voxware Europe according to Articles 633 and 634 of the Corporation Law of Belgium and as further set forth in Section 4.5.a. of the Creafund Exchange Agreement, which common shares shall be paid for by the Company through a reduction of the inter-company loan account currently owed by Voxware Europe to the Company.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     For purposes of this Article III, unless otherwise specified or the context otherwise requires, the term "Company" shall include the Company and each of its Subsidiaries. The Company represents and warrants to the Purchasers as follows:

     3.01. Organization and Standing; Subsidiaries.

               (a) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary, except for any jurisdiction where the failure to be so qualified or licensed would not result in a Material Adverse Change to the business, operations, affairs or financial condition of the Company or in its properties or assets taken as a whole.

               (b) The attached Exhibit 3.01 contains a list of all Subsidiaries of the Company. Except for such Subsidiaries, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise, or (C) any assets comprising the business or material obligations of any other corporation, partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

               (c) Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except for any jurisdiction where the failure to be so qualified or licensed would not result in a Material Adverse

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       Series D Convertible Preferred Stock Purchase Agreement -- Page 10

Change to the business, operations, affairs or financial condition of such Subsidiary or in its properties or assets taken as a whole. Each of the Subsidiaries has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as now proposed to be conducted. Except as disclosed on Exhibit 3.01, all of the outstanding shares of capital stock of each of the Subsidiaries are owned beneficially and of record by the Company, one of its other wholly owned Subsidiaries, or any combination of the Company and/or one or more of its other wholly owned Subsidiaries, all as specified in Exhibit 3.01, in each case free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever, except for those disclosed in Exhibit 3.01; and, except as disclosed in Exhibit 3.01, there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the Subsidiaries is or may become obligated to issue any shares of its capital stock to any Person other than the Company or one of the other Subsidiaries.

     3.02. Corporate Action. The Company has all necessary corporate power and, subject to the approval of the stockholders of the Company of the matters set forth for their approval in the Proxy Statement, has taken all corporate action required to enter into and perform this Agreement and any other agreements and instruments contemplated hereby or executed in connection herewith (collectively, the "Financing Documents"). Subject to the approval of the stockholders of the Company of the matters set forth in the Proxy Statement, the Financing Documents are valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in any of the Financing Documents may be limited by applicable federal or state securities laws. The issuance, sale and delivery of the Series D Preferred Stock and the Warrants in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the stockholders of the Company of the matters set forth for their approval in the Proxy Statement. The issuance and delivery of the Converted Shares upon conversion of the Series D Preferred Stock and any other preferred shares and the issuance and delivery of the Warrant Shares upon the exercise of the Warrants have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the stockholders of the Company of the matters set forth for their approval in the Proxy Statement. At the time of the Closing, sufficient authorized but unissued shares of Common Stock and Series D Preferred Stock shall have been reserved by appropriate corporate action in connection with the prospective conversion or exercise, as applicable, of the Series D Preferred Stock (including the Common Stock issuable upon the conversion of Series D Preferred Stock issuable upon the exercise of the Series D Warrants), the Warrants and any other preferred shares or warrants at their respective conversion or exercise prices. The Series D Preferred Stock and the Warrants, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, are not subject to preemptive rights or other preferential rights in any present or future stockholders of the Company other than as set forth in the Stockholders Agreement, will not be subject to any Lien, and will not conflict with any provision of any agreement or instrument to which the Company is a party or by which it or its property is bound. The Converted Shares upon the conversion of the Series D Preferred Stock

       Series D Convertible Preferred Stock Purchase Agreement -- Page 11

and any other preferred shares, and the Warrant Shares upon the exercise of the Warrants will be duly and validly issued, fully paid and non-assessable, will not be subject to preemptive rights or other preferential rights in any present or future stockholders of the Company other than as set forth in the Stockholders Agreement, will not be subject to any Lien, and will not conflict with any provision of any agreement or instrument to which the Company is a party or by which it or its property is bound.

     3.03. Governmental Approvals. Except for the filing of the Proxy Statement with the Commission and the filing of any notice subsequent to the Closing that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the execution and delivery by the Company of this Agreement, for the offer, issue, sale and delivery of the Series D Preferred Stock or the Warrants, for the issue and delivery of the Converted Shares upon conversion of the Series D Preferred Stock or any other preferred shares, for the issue and delivery of the Warrant Shares upon the exercise of the Warrants, or for the performance by the Company of its obligations under this Agreement.

     3.04. Litigation. Except as described in Exhibit 3.04, there is no litigation or governmental proceeding or investigation pending or, to the Company's knowledge, threatened against the Company affecting any of its respective material properties or assets, or against any officer of the Company or Key Employee relating to any such person's performance of duties for the Company or relating to his stock ownership in the Company or otherwise relating to the business of the Company, nor to the knowledge of the Company has there occurred any event or does there exist any condition on the basis of which any such material litigation, proceeding or investigation might properly be instituted. The Company is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other governmental agency. To the knowledge of the Company, no officer of the Company or Key Employee is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other governmental agency relating to such person's performance of duties for the Company or relating to his stock ownership in the Company or otherwise relating to the business of the Company. Except as described in Exhibit 3.04, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened which could reasonably be expected to result, either in any case or in the aggregate, in any material adverse effect on the business, operations, affairs or condition (financial or otherwise) of the Company or in its properties or assets taken as a whole, or which directly or indirectly challenge the validity of this Agreement, any of the Shares or the Warrants, or any action taken or to be taken pursuant hereto or thereto (each a "Material Adverse Effect"). The foregoing sentences include, without limiting their generality, actions pending or, to the knowledge of the Company, threatened involving the prior employment of any of the Company's officers or Key Employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers.

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       Series D Convertible Preferred Stock Purchase Agreement -- Page 12

     3.05. Certain Agreements of Officers and Key Employees.

               (a) Except as listed in Exhibit 3.05, the Company is not a party to or obligated in connection with its business with respect to (i) outstanding contracts with employees, agents, consultants, advisers, sales representatives, distributors, sales agents or dealers or (ii) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement.

               (b) To the knowledge of the Company, no officer or Key Employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer or Key Employee to be employed by the Company because of the nature of the business conducted or now proposed to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and, to the knowledge of the Company, the continued employment of the Company's officers and Key Employees does not subject the Company or any Purchaser to any liability to third parties.

               (c) To the knowledge of the Company, no officer of the Company nor any Key Employee of the Company whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has expressed any present intention of terminating his employment with the Company.

     3.06. Compliance with Other Instruments. The Company is in compliance with the terms and provisions of this Agreement and of its Certificate of Incorporation and Bylaws, each as amended, and with all material mortgages, indentures, leases, agreements and other instruments, if any, by which it is bound or to which it or any of its respective properties or assets are subject. The Company is in compliance with all material judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject. Neither the execution and delivery of this Agreement or the issuance of the Shares or the Warrants, nor the consummation of any transaction contemplated by this Agreement, (i) has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations, (ii) has resulted in a violation of or will result in a violation of any currently outstanding redemption rights, pre-emptive rights, rights of first refusal or co-sale rights applicable to the Company or the capital stock or other securities of the Company, or (iii) will trigger any currently outstanding anti-dilution protections with respect to the capital stock or other securities of the Company.

     3.07. Financial Information. The audited financial statements of the Company as of and for the period ended June 30, 2002 and the unaudited financial statements of the Company as of and for the period ended December 31, 2002, attached hereto as Exhibit 3.07, present fairly the financial position of the Company as of the dates thereof and the results of operations for the periods covered thereby (subject, in the case of such unaudited financial statements, to immaterial year-end audit adjustments) and have been prepared in accordance with generally

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       Series D Convertible Preferred Stock Purchase Agreement -- Page 13

accepted accounting principles consistently applied, except for the absence of footnotes not customarily included in such statements (the "Financial Statements"). The Company does not know of any material liability, contingent or otherwise, not adequately reflected in or reserved against in the aforesaid financial statements or in the notes thereto. Except as set forth in Exhibit 3.07, since December 31, 2002, (i) there has been no Material Adverse Change,
(ii) neither the business, condition, or operations of the Company nor any of the properties or assets of the Company have been materially adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) the Company has not entered into any material transaction other than in the ordinary course of business, made any dividend or distribution on its capital stock, or redeemed or repurchased any of its capital stock other than as contemplated by this Agreement.

     3.08. No Insolvency. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Company or any of its assets or properties, is pending or, to the knowledge of the Company, threatened. The Company has not taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

     3.09. ERISA. The Company has complied in all material respects with all applicable laws relating to wages, hours and collective bargaining. The Company has not maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any "Employee Pension Benefit Plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA), "multi-employer plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of the Company's or any Affiliate's employees or former employees or beneficiaries thereof, personnel policy, excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, consulting agreement, worker's compensation law, unemployment compensation law, social security law or any other benefit program or contract, except as required by law.

     3.10. Transactions with Affiliates. Except as set forth on Exhibit 3.10 and except as contemplated hereby or consented to by the Purchasers in accordance with this Agreement, there are no loans, leases, royalty agreements or other continuing transactions between the Company and (a) any officer, employee or director of the Company, or (b) any Person owning 5% or more of any class of capital stock of the Company, or (c) any member of the immediate family of such officer, employee, director or stockholder, or (d) any corporation or other entity controlled by such officer, employee, director or stockholder or a member of the immediate family of such officer, employee, director or stockholder.

       Series D Convertible Preferred Stock Purchase Agreement -- Page 14

     3.11. Assumptions or Guaranties of Indebtedness of Other Persons. Except as contemplated hereby or consented to by the Purchasers in accordance with this Agreement, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person.

     3.12. Investments in Other Persons. The Company has not made any loan or advance to any Person, other than in the normal course of business and on an arm's length basis on commercially reasonable terms and as reflected in the Financial Statements, which, after giving effect to the transactions contemplated hereby, is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance.

     3.13. Securities Act. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Shares or the Warrants, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Shares or the Warrants under the registration provisions of the Securities Act and applicable state securities laws.

     3.14. Brokers or Finders. Except as set forth in Section 5.13 hereto, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of their respective agents.

     3.15. Capitalization; Status of Capital Stock. The Company has a total authorized capitalization consisting of (i) 180,000,000 shares of Common Stock, par value $.001 per share, of which 26,210,001 shares are issued and outstanding on the date hereof; and (ii) 10,000,000 shares of preferred stock, par value $.001 per share, (a) 4,000 of which shares are designated as Series A Preferred Stock, of which no shares are issued and outstanding on the date hereof, (b) 3,635 of which shares are designated as Series B Preferred Stock, of which approximately 2,087 shares are issued and outstanding on the date hereof, and
(c) 2,000 of which shares are designated as Series C Preferred Stock, of which 1,795 shares are issued and outstanding on the date hereof, in each case without giving effect to the transactions contemplated hereby. As of the Closing, the Company shall have 600,000,000 shares of its preferred stock which shall have been designated as Series D Preferred Stock. A complete list of the capital stock of the Company and the names in which such capital stock is currently registered on the stock transfer books of the Company is set forth in Exhibit
3.15 hereto. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The Series D Preferred Stock and the Warrants, when issued and delivered in accordance with the terms hereof and after payment of the purchase price or provision of such other applicable consideration therefor, will be duly authorized, validly issued, fully paid and non-assessable. The Converted Shares, when issued and delivered upon conversion of the Series D Preferred Stock or any other preferred shares and the Warrant Shares, when issued and delivered upon the exercise

       Series D Convertible Preferred Stock Purchase Agreement -- Page 15

of the Warrants, will be duly authorized, validly issued, fully-paid and non-assessable. Except as otherwise set forth in Exhibit 3.15, no preemptive, conversion or other rights, options, warrants, subscriptions or purchase rights of any nature to acquire from the Company shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities except as contemplated by this Agreement. Except as set forth in Exhibit 3.15, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement, the Stockholders Agreement and the Investor Rights Agreement. Other than as provided in this Section, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting of the capital stock of the Company. Subject to applicable representations and warranties by purchasers of the Company's capital stock, the offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission with respect thereto.

     3.16. Registration Rights. Except for the rights granted to the Purchasers pursuant to the Investor Rights Agreement or as set forth in Exhibit 3.16, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

     3.17. Insurance. The Company carries insurance in reasonably adequate amounts covering its properties and businesses customary for the type and scope of its properties and businesses.

     3.18. Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

     3.19. Title to Assets; Patents.

     (a) The Company has good and marketable title in fee to such of its fixed assets, if any, as are real property, and good and marketable title to all of its other assets and properties, free of any mortgages, pledges, charges, Liens, security interests or other encumbrances of any kind, except for those disclosed on Exhibit 3.19. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

     (b) Set forth in Exhibit 3.19 is a list and brief description of all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and registered copyrights, and applications for such that are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. Except as set forth in Exhibit 3.19, there is no adverse claim that

       Series D Convertible Preferred Stock Purchase Agreement -- Page 16

would interfere with the Company's right to use the patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, software and intellectual property rights being used in the Company's business as now operated and as now proposed to be operated; the conduct of the Company's business as now operated and as now proposed to be operated does not conflict and will not conflict with valid patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, tradenames or tradename rights or franchises, copyrights, inventions, and intellectual property rights of any other Person. No product or process presently used or now proposed to be manufactured, marketed, offered, sold or used by the Company violates (or will violate based on any now proposed use) any license or infringe on any intellectual property rights of any other Person; and, except as set forth in
Exhibit 3.19, neither the Company's property rights nor the present operation or now proposed operation of the Company's business conflicts with the rights of others. Except as set forth in Exhibit 3.19, no claim is pending or, to the Company's knowledge, threatened to the effect that any such intellectual property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and the Company has no reason to believe that any patents or intellectual property rights owned or used by the Company may be invalid. The Company has no obligation to compensate any Person for the use of any such patents or rights and the Company has not granted any Person any license or other rights to use in any manner any of the patents or rights of the Company, whether requiring the payment of royalties or not. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any patent, trademark, trade name, service mark or copyright.

     3.20. Computer Programs.

          (a) Set forth in Exhibit 3.20 is a list and brief description of the Computer Programs (other than off-the-shelf Computer Programs) owned, licensed or otherwise used by the Company in connection with the operation of its business as currently conducted or now proposed to be conducted (such Computer Programs being referred to herein as the "Company Software"), identifying with respect to each such Computer Program whether it is owned, licensed or otherwise used by the Company. Exhibit 3.20 identifies all material agreements relating to the Company Software (the "Software Contracts") and further classifies each such Software Contract under one of the following categories: (A) license to use third party software; (B) development contract, work-for-hire agreement, or consulting agreement; (C) distributor, dealer or value added reseller agreement;
(D) license or sublicense to a third party (including agreements with end-users); (E) maintenance, support or enhancement agreement; or (F) other.

          (b) Except as disclosed in Exhibit 3.20, the Computer Programs included in the Company Software are (i) owned by the Company, (ii) currently in the public domain or otherwise available to the Company without the approval or consent of any third party, or (iii) licensed or otherwise used by the Company pursuant to the terms of valid, binding written agreements.

          (c) The Company Software owned, designed or developed by the Company or any of its employees, consultants or agents conforms in all material respects to the technical

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       Series D Convertible Preferred Stock Purchase Agreement -- Page 17

specifications for the design, performance, operation, test, support and maintenance of the Company's Software, and all other documentation relating to such technical specifications. No portion of the Company Software sold or licensed by the Company directly or indirectly to end users contained, on the date of shipment by the Company, no portion of the Company Software currently for sale or license directly or indirectly to end users contains, and, to the knowledge of the Company, no portion of any other Company Software contains any software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware or data; or to perform any other such actions.

          (d) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of any of the Company Software either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, whether in accordance with applicable federal and state law, domestic or foreign, or otherwise, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

     3.21. Intellectual Property Rights. The Company owns or possesses or otherwise has the legally enforceable perpetual right to use, and has the right to bring actions for infringement of, all Intellectual Property Rights necessary or required for the conduct of its business as currently conducted or now proposed to be conducted, including all Intellectual Property Rights pertaining to the Company Software.

     3.22. Real Property Holding Corporation. Since its date of incorporation, the Company has not been, and as of the date of the Closing shall not be, a "United States real property holding corporation," as defined in Section 897(c)(2) of the Internal Revenue Code of 1986 (the "Code"), and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a "United States real property holding corporation," and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

     3.23. Taxes. The Company has filed, or obtained appropriate extensions for, all tax returns, federal, state, county and local, domestic and foreign, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable to the extent required by generally accepted accounting principles. All material tax elections of any type which the Company has made as of the date hereof are set forth in the financial statements referred to in Section 3.07. No deficiency assessment with respect to or, proposed adjustment of the Company's federal, state, county or local taxes, domestic and foreign, is pending or, to the knowledge of the Company, threatened. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by

       Series D Convertible Preferred Stock Purchase Agreement -- Page 18

any federal, state, county or local taxing authority, domestic or foreign, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986 (the "Code"), that the Company be taxed as an S corporation.

     3.24. Other Agreements. Except for the Software Contracts identified in
Exhibit 3.20 or as otherwise set forth in the attached Exhibit 3.24, the Company is not a party to or otherwise bound by any written or oral:

               (a) distributor, dealer or manufacturer's representative contract or agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for contracts which, in the aggregate, are not material to the business of the Company);

               (b) sales agreement which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form contracts (except for contracts which, in the aggregate, are not material to the business of the Company);

               (c) agreement with any labor union in the United States (and, to the Company's knowledge, no organizational effort is being made with respect to any of its employees);

               (d) agreement with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event (except for contracts which, in the aggregate, are not material to the business of the Company);

               (e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

               (f) agreement for the employment of any officer, individual, employee or other Person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except accrued vacation pay (an "Employment Agreement");

               (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or similar plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally or as otherwise required by law);

               (h) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any material asset of the Company;

       Series D Convertible Preferred Stock Purchase Agreement -- Page 19

               (i) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money, has agreed to lease any real property as lessee or lessor, or has agreed to lease any personal property as lessee or lessor if such lease for personal property was not entered into in the ordinary course of business;

               (j) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any shares of its capital stock or any of its other equity securities (other than in connection with the transactions contemplated by this Agreement);

               (k) assignment, license or other agreement with respect to any form of intangible property, which assignment, license or other agreement was entered into other than in the ordinary course of business;

               (l) agreement under which it has granted any person registration rights with respect to its capital stock (other than the Investor Rights Agreement);

               (m) agreement under which it has limited or restricted its right to compete with any Person in any respect;

               (n) except as set forth above, any other agreement or group of related contracts with the same party involving more than $250,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions of options with another party), which agreement or group of agreements is not terminable by the Company without penalty upon notice of sixty (60) days or less, but excluding any agreement or group of agreements with a customer of the Company for the sale, lease or rental of the Company's products or services if such agreement or group of agreements was entered into by the Company in the ordinary course of business; or

               (o) other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act.

Except as set forth on Exhibit 3.24, the Company and, to the Company's knowledge, each other party thereto have in all material respects performed all the actions required to be performed by them to date, have received no notice of default and are not in material default under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its respective material obligations under each such lease, contract or other agreement, and the Company has no knowledge of any material breach or anticipated breach by the other party to any contract or commitment to which the Company is a party. The Company is in material compliance with all of the terms and provisions of its Certificate of Incorporation and Bylaws, each as amended.

       Series D Convertible Preferred Stock Purchase Agreement -- Page 20

     3.25. Commission Filings. The Company has filed all forms, reports and documents required to be filed by Company with the Commission since the effective date of the registration statement for the Company's initial public offering and has made available to the Purchasers such forms, reports and documents in the form filed with the Commission as requested by the Purchasers. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "Company Commission Reports." As of their respective dates, the Company Commission Reports (i) were prepared in accordance with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company Commission Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company Commission Report. None of the Company's subsidiaries is required to file any forms, reports or other documents with the Commission.

     3.26. Disclosure. Neither this Agreement nor any other agreement, document, certificate or written statement furnished to the Purchasers or their special counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of the Company which has not been disclosed herein or in writing to the Purchasers and which would have a Material Adverse Effect. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has any knowledge that there exists, or there is pending or planned, any statute, rule, law, regulation, standard or code which would have a Material Adverse Effect.

                                   ARTICLE IV

                        DEFINITIONS AND ACCOUNTING TERMS

     4.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means any Person who, directly or indirectly, controls, is controlled by or is under common control with any other Person.

     "Agreement" means this Series D Convertible Preferred Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

       Series D Convertible Preferred Stock Purchase Agreement -- Page 21

     "Board of Directors" means the board of directors of the Company as constituted from time to time.

     "Castle Creek" means the Purchaser by the name of Castle Creek Technology Partners, LLC and its Affiliates.

     "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Common Stock" includes (a) the Company's Common Stock, $.001 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Amended and Restated Certificate of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Company" means and shall include, unless otherwise specified or the context otherwise requires, Voxware, Inc., a Delaware corporation, and each of its predecessors, successors and assigns.

     "Computer Programs" means (i) any and all computer programs (consisting of sets of statements or instructions to be used directly or indirectly in a computer in order to bring about a certain result), and (ii) all associated data and compilations of data, regardless of their form or embodiment. "Computer Programs" shall include, without limitation, all source code, object code and natural language code therefor, all versions thereof, all screen displays and designs thereof, all component modules, all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including without limitation user manuals and training materials, relating to any of the foregoing.

     "Consolidated" and "consolidating" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles.

     "Creafund Exchange Agreement" means the Exchange Agreement, dated as of the date hereof, by and between the Company and all of the members of the Creafund Group, which Persons are the holders of (i) all outstanding 10% Convertible Debentures Due July 1, 2003 of the Company and (ii) certain ownership interests in Voxware Europe, which agreement is in the form attached hereto as Exhibit 4.01A.

       Series D Convertible Preferred Stock Purchase Agreement -- Page 22

     "Creafund Group" means (i) Creafund NV, a corporation organized under the laws of Belgium, (ii) Avvision BVBA, a company organized under the laws of Belgium, (iii) Eurl Val D'Auso, a company organized under the laws of France, and (iv) BVBA Com2Wizards, a company organized under the laws of Belgium, (v) Karine Vandenberghe, (vi) Wim Deneweth and (vii) Pascal Persyn.

     "Edison" means the Purchaser by the name of Edison Venture Fund V, L.P. and its Affiliates.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles, be classified upon the obligor's balance sheet (or the notes thereto) as liabilities, but in any event including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

     "Intellectual Property Rights" means all of the following: (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) Computer Programs, (vii) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (viii) copies and tangible embodiments thereof.

     "Investor Stock" has the meaning ascribed to it in that certain Shareholders Agreement, dated as of October 2, 2002, by and among the Company and certain members of the Creafund Group.

       Series D Convertible Preferred Stock Purchase Agreement -- Page 23

     "Key Employee" means and includes the president, chief executive officer, chief financial officer, chief operating officer, chief technology officer, vice president of operations, finance, research, development, sales or marketing, or any other individual who performs a significant role in the operations of the Company or a Subsidiary as may be reasonably designated by the Board of Directors.

     "Lien" means, any mortgage, pledge, assessment, securities interest, encumbrance, lien, lease, levy, claim or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

     "Material Adverse Change" means a material adverse change in the business, operations, affairs, or condition (financial or otherwise) of the Company and its Subsidiaries, as a whole.

     "Nash Fitzwilliams" means the entity by the name of Nash Fitzwilliams, Ltd., which has its principal place of business at 7 St James's St., London, England SW1A 1EE, and its Affiliates.

     "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Proxy Statement" means the final Notice of Meeting and Proxy Statement to be filed with the Commission and mailed to the stockholders of the Company in connection with the transactions and agreements contemplated by the Financing Documents.

     "Purchaser" and "Purchasers" has the meaning attributable to those words in
Section 1.01 of this Agreement and shall include the Purchasers and also any other valid holder of any of the Series D Preferred Stock, the Warrants, any Converted Shares issued or issuable upon conversion of such Series D Preferred Stock, and any Warrant Shares issued or issuable upon conversion of such Warrants.

     "Ridgecrest" means the Purchaser by the name of Ridgecrest Capital Partners, which Purchaser has been engaged by the Company to perform placement agent and other services with respect to the Company's issuance and sale of the Series D Preferred Stock.

     "Series A Preferred Stock" means the Series A Convertible Preferred Stock of the Company, par value $.001 per share.

     "Series B Preferred Stock" means the Series B Convertible Preferred Stock of the Company, par value $.001 per share.

     "Series B Exchange Agreement" means the Exchange Agreement, dated as of the date hereof, by and between the Company and Castle Creek, the holder of all outstanding shares of the Series B Preferred Stock, which agreement is in the form attached hereto as Exhibit 4.01B.

       Series D Convertible Preferred Stock Purchase Agreement -- Page 24

     "Series C Preferred Stock" means the Series C Convertible Preferred Stock of the Company, par value $.001 per share.

     "Series C Exchange Agreement" means the Exchange Agreement, dated as of the date hereof, by and among the Company and the holders of all outstanding shares of the Series C Preferred Stock, which agreement is in the form attached hereto as Exhibit 4.01C.

     "Subsidiary" or "Subsidiaries" means any corporation or trust of which the Company and/or any of its other Subsidiaries directly or indirectly owns at the time outstanding shares of every class of such corporation or trust other than directors' qualifying shares comprising at least fifty percent (50%) of the voting power of such corporation or trust.

     "Voxware Europe" means the subsidiary of the Company known as Voxware NV, a limited liability company organized under the laws of the Belgium.

     4.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.01. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     5.02. Amendments, Waivers and Consents. Except as otherwise provided in this Agreement, changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least a majority in interest of the Committed Series D Preferred Shares, and (ii) shall deliver copies of such consent in writing to any holders of any Shares and Warrants who did not execute such consent. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything to the contrary contained herein, any amendment which (i) increases any Purchaser's obligations hereunder, or (ii) grants to any one or more Purchasers any rights more favorable than any rights granted to all other Purchasers hereunder, must be approved by a particular Purchaser so as to be effective against such Purchaser.

       Series D Convertible Preferred Stock Purchase Agreement -- Page 25

     5.03. Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, faxed or delivered to each applicable party at the address set forth in Exhibit 1.01 hereto or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

     If to any other holder of the Shares: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at the addresses set forth on Exhibit 1.01 hereto or at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section.

     If to the Company: at the address set forth on page 1 hereof, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section.

     All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; express overnight courier service; or registered mail, return receipt requested) or transmitted by facsimile, be effective three days after deposited in the mails or upon transmission by facsimile, respectively, addressed as aforesaid, unless otherwise provided herein.

     5.04. Costs, Expenses and Taxes. The Company agrees to pay in connection with the preparation, execution and delivery of this Agreement and the issuance of the Shares and the Warrants, up to $75,000 of the reasonable fees and expenses of Testa, Hurwitz & Thibeault, LLP, special counsel for Edison Venture Fund V, L.P., and due diligence fees and out-of-pocket expenses of the Purchasers with respect thereto as well as the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants and other outside experts reasonably retained by the Purchasers in connection with the amendment or enforcement of this Agreement. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Shares and the Warrants and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     5.05. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective heirs, successors and valid assigns, except that the Company shall not have the right to delegate any of its respective obligations hereunder or to assign its respective rights hereunder or any interest herein without the prior written consent of the holders of at least a majority in interest of the Committed Series D Preferred Shares.

     5.06. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the purchase and sale of the Shares and the Warrants.

       Series D Convertible Preferred Stock Purchase Agreement -- Page 26

     5.07. Severability. The provisions of this Agreement and the terms of the Series D Preferred Stock are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement or the Preferred Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the terms of the Series D Preferred Stock; but this Agreement and the terms of the Series D Preferred Stock shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     5.08. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be construed and enforced in accordance with and governed by the internal laws of the State of New Jersey, without regard to its principles of conflicts of laws.

     5.09. Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     5.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     5.11. Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

     5.12 Indemnification.

          (a) The Company shall, with respect to the representations, warranties and agreements made by it herein, indemnify, pay, defend and hold the Purchasers and each of the Purchasers' officers, directors, employees and agents and their respective Affiliates (the "Indemnitees") harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever ("Damages"), including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto, which may be (i) imposed on such Indemnitee, (ii) incurred by such Indemnitee, or (iii) asserted against such Indemnitee by a third party, as a result of the misrepresentation, violation or breach of any representation, warranty or covenant of the Company under this Agreement, the Investor Rights Agreement or the Stockholders Agreement or otherwise asserted against the Purchasers by a third party based

       Series D Convertible Preferred Stock Purchase Agreement -- Page 27

on the transactions and other actions contemplated by the Financing Documents, including without limitation the filing of the Proxy Statement; provided, however, that the Company will not be liable in any such case if and to the extent that such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission by the Company or alleged omission by the Company that was made in conformity with information furnished by such Indemnitee in writing specifically for use in the Proxy Statement. Without limiting the generality of the foregoing, the Purchasers shall be deemed to have suffered liability, loss or damage as a result of the untruth, inaccuracy or breach of any such representations or warranties if such liability, loss or damage shall be suffered by the Company as a result of, or in connection with, such untruth, inaccuracy or breach of any facts or circumstances constituting such untruth, inaccuracy or breach.

          (b) The representations and warranties of the Company set forth in this Agreement and the indemnification obligations set forth in Section 5.12(a) of this Agreement shall survive until the expiration of eighteen (18) months following the Closing and be of no further force or effect as of such date, except that the representations and warranties set forth in Sections 3.02, 3.03 and 3.15, subparagraphs 3.19(b) and 3.20(d) and Section 3.21 shall survive forever and shall not terminate, the representations and warranties set forth in
Section 3.20 (other than subparagraph 3.20(d)) shall survive until the expiration of three (3) years following such Closing and the representations and warranties set forth in Section 3.23 shall survive such Closing for the applicable statutory period plus three (3) months.

          (c) Any payment owing to the Purchasers from the Company, which obligation results from a claim for indemnification pursuant to the provisions of Section 5.12(a) above, may, at the option of the Purchaser or Purchasers making such claim, be satisfied by payment to such Purchaser or Purchasers of monetary damages or the issuance to such Purchaser or Purchasers of additional Series D Preferred Stock calculated by dividing the aggregate amount of such obligation by purchase price of the Series D Preferred Stock per share.

     5.13 Placement Agent. The Company has retained the services of Ridgecrest Capital Partners ("Ridgecrest") to assist it in the negotiations with the holders of its Series B Preferred Stock and Series C Preferred Stock and in the placement of the Series D Preferred Stock. In consideration of such services and in connection with and upon the Closing, the Company has agreed to pay Ridgecrest a fee of $100,000, plus issue to Ridgecrest a warrant exercisable for such number of shares Common Stock as shall equal 2.5% of the number of Committed Series D Preferred Shares sold to the Purchasers, exercisable at a purchase price of $0.015 per share (subject to adjustment as provided therein). Ridgecrest shall also receive an additional cash amount equal to 5.0% of the cash amount invested by any Purchasers placed in the transaction by Ridgecrest and listed on Exhibit 5.13, plus a warrant exercisable for such number of shares Common Stock as shall equal 2.5% of the number of Committed Series D Preferred Shares so placed by Ridgecrest, exercisable at a purchase price of $0.015 per share (subject to adjustment as provided therein); provided, however, that Edison Venture Fund V, L.P. in its sole discretion may refuse any dollar amount and/or investors that Ridgecrest proposes to be included in the transactions contemplated by this Agreement and no dollar, share, warrant or other amounts shall be owed to Ridgecrest with respect to such refused dollar amounts or investors.

       Series D Convertible Preferred Stock Purchase Agreement -- Page 28

     5.14 Exercise of Voxware Europe Call Option. Conditional upon the subscription by the Company for additional common shares of Voxware Europe as noted in Section 2.10 above, the Purchaser by the name of Avvision BVBA, a company organized under the laws of Belgium and a member of the Creafund Group, hereby irrevocably exercises, effective and contingent upon the Closing, that certain "call option" with respect to 301 of the shares of Investor Stock of Voxware Europe currently held by the Purchaser by the name of Creafund NV, a corporation organized under the laws of Belgium, which exercise is further reflected in the Creafund Exchange Agreement.

     5.15 Exclusivity. From the date hereof until the earlier of the Closing and May 31, 2003 (the "Exclusivity Period"), subject to applicable fiduciary duties of the Company's Board of Directors, if any, neither the Company nor any of the Company's directors, officers, employees, agents or representatives will solicit, encourage or entertain proposals from or enter into negotiations with or furnish any nonpublic information to any other person or entity regarding the possible sale of the Company's capital stock. During the Exclusivity Period, the Company shall notify the Purchasers promptly of any proposals by third parties with respect to the acquisition of the Company's capital stock and furnish the Purchasers the material terms thereof. During the Exclusivity Period, the Company shall deal exclusively with the Purchasers with respect to any such possible transaction and the Purchasers shall have the right to match such proposed transactions in lieu of such third parties.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    Series D Convertible Preferred Stock Purchase Agreement - Signature Page

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal as of the date first above written.

                                   **********

THE COMPANY:                                  PURCHASERS

VOXWARE, INC.                                 EDISON VENTURE FUND V, L.P.


By: /s/ Nicholas Narlis                       By: EDISON PARTNERS V, L.P.,
    --------------------------------------           its General Partner
    Name: Nicholas Narlis
          --------------------------------
    Title: Senior Vice President & CFO
           -------------------------------


                                              By: /s/ Joseph A. Allegra
                                                  --------------------------------------
Lawrenceville Office Park                         Name: Joseph A. Allegra
PO Box 5363                                             --------------------------------
Princeton, NJ 08543-5363                          Title: General Partner
Telephone: 609-514-4100                                  -------------------------------
Fax: 609-514-4101

                                              1009 Lenox Drive #4
                                              Lawrenceville, New Jersey 08648
                                              Telephone: (609) 896-1900
                                              Fax: (609) 896-0066

PURCHASERS:

CROSS ATLANTIC TECHNOLOGY FUND II, L.P.

                                              /s/ Yildiray Albayrak
By: CROSS ATLANTIC CAPITAL PARTNERS,  INC.,   ---------------------------------------
      its General Partner                     YILDIRAY ALBAYRAK


By: /s/ Glenn T. Rieger                       Address:
    --------------------------------------             ------------------------------
    Name: Glenn T. Rieger                     Address:
          --------------------------------             ------------------------------
    Title: President                          Telephone:
           -------------------------------               ----------------------------
                                              Fax:
                                                   ----------------------------------
Five Radnor Corporate Center, Suite 555
100 Matsonford Road
Radnor, PA  19087
Telephone: (610) 995-2650
Fax: (610) 971-2062

    Series D Convertible Preferred Stock Purchase Agreement - Signature Page

DIATHERMI INVESTMENT LTD.


By: /s/                                       /s/ Mukesh Agarwal
    ---------------------------------         ---------------------------------------
    Name:                                     MUKESH AGARWAL
          ---------------------------
    Title:
           --------------------------
                                              Address:
                                                       ------------------------------
Address:                                      Address:
         ----------------------------                  ------------------------------
Address:                                      Telephone:
         ----------------------------                    ----------------------------
Telephone:                                    Fax:
           --------------------------              ----------------------------------
Fax:
     --------------------------------


                                              BURNBRAE LTD.


/s/ Michael Ettinger                          By: /s/
-------------------------------------             -----------------------------------
MICHAEL ETTINGER                                  Name:
                                                        -----------------------------
                                                  Title:
                                                         ----------------------------
Address:
         ----------------------------
Address:                                      Address:
         ----------------------------                  ------------------------------
Telephone:                                    Address:
           --------------------------                  ------------------------------
Fax:                                          Telephone:
     --------------------------------                    ----------------------------
                                              Fax:
                                                   ----------------------------------

/s/ William H. B. Hamill                      /s/ Mark Wentworth Foster-Brown
-------------------------------------         ---------------------------------------
WILLIAM H. B. HAMILL                          MARK WENTWORTH FOSTER-BROWN

Address:                                      Address:
         ----------------------------                  ------------------------------
Address:                                      Address:
         ----------------------------                  ------------------------------
Telephone:                                    Telephone:
           --------------------------                    ----------------------------
Fax:                                          Fax:
     --------------------------------              ----------------------------------


                                              J T HOAGLAND LLC


/s/ Juergen C. H. Lemmermann                  By: /s/
-------------------------------------             -----------------------------------
JUERGEN C. H. LEMMERMANN                          Name:
                                                        -----------------------------
                                                  Title:
Address:                                                 ----------------------------
         ----------------------------
Address:                                      Address:
         ----------------------------                  ------------------------------
Telephone:                                    Address:
           --------------------------                  ------------------------------
Fax:                                          Telephone:
     --------------------------------                    ----------------------------
                                              Fax:
                                                   ----------------------------------

    Series D Convertible Preferred Stock Purchase Agreement - Signature Page

/s/ Sherri L. Meade                           /s/ David B. Levi
-------------------------------------         ---------------------------------------
SHERRI L. MEADE                               DAVID B. LEVI

Address:                                      Address:
         ----------------------------                  ------------------------------
Address:                                      Address:
         ----------------------------                  ------------------------------
Telephone:                                    Telephone:
           --------------------------                    ----------------------------
Fax:                                          Fax:
     --------------------------------              ----------------------------------


PICTET PRIVATE EQUITY INVESTORS SA


By: /s/                                       /s/ Nicholas Narlis
    ---------------------------------         ---------------------------------------
    Name:                                     NICHOLAS NARLIS
          ---------------------------
    Title:
           --------------------------
                                              Address:
                                                       ------------------------------
Address:                                      Address:
         ----------------------------                  ------------------------------
Address:                                      Telephone:
         ----------------------------                    ----------------------------
Telephone:                                    Fax:
           --------------------------              ----------------------------------
Fax:
     --------------------------------


SCORPION NOMINEES LIMITED


By: /s/ William Spencer                       /s/ Elliot S. Schwartz
    ---------------------------------         ---------------------------------------
    Name: William Spencer                     ELLIOT S. SCHWARTZ
          ---------------------------
    Title: Director
           --------------------------
                                              Address:
                                                       ------------------------------
Address:                                      Address:
         ----------------------------                  ------------------------------
Address:                                      Telephone:
         ----------------------------                    ----------------------------
Telephone:                                    Fax:
           --------------------------              ----------------------------------
Fax:
     --------------------------------

/s/ Raymond E. Tropiano                       /s/ Donald H. Siegel
-------------------------------------         ---------------------------------------
RAYMOND E. TROPIANO                           DONALD H. SIEGEL

Address:                                      Address:
         ----------------------------                  ------------------------------
Address:                                      Address:
         ----------------------------                  ------------------------------
Telephone:                                    Telephone:
           --------------------------                    ----------------------------
Fax:                                          Fax:
     --------------------------------              ----------------------------------

    Series D Convertible Preferred Stock Purchase Agreement - Signature Page

                                              CASTLE CREEK TECHNOLOGY PARTNERS LLC


/s/ Kenneth M. Finkel                         By: /s/ Thomas A. Frei
-------------------------------------             --------------------------------------------------
KENNETH M. FINKEL                                 Name: Thomas A. Frei
                                                        --------------------------------------------
                                                  Title: Managing Director
                                                         -------------------------------------------
Address:                                      Address:
         ----------------------------                  ---------------------------------------------
Address:                                      Address:
         ----------------------------                  ---------------------------------------------
Telephone:                                    Telephone:
           --------------------------                    -------------------------------------------
Fax:                                          Fax:
     --------------------------------              -------------------------------------------------


CREAFUND NV


By: /s/ Dirk Haerinck                         /s/
    ---------------------------------         ------------------------------------------------------
    Name: Dirk Haerinck                       SCOTT D.TURBAN
          ---------------------------
    Title: Managing Partner
           --------------------------
                                              Address:
                                                       ---------------------------------------------
Address:                                      Address:
         ----------------------------                  ---------------------------------------------
Address:                                      Telephone:
         ----------------------------                    -------------------------------------------
Telephone:                                    Fax:
           --------------------------              -------------------------------------------------
Fax:
     --------------------------------


BVBA COM/2/WIZARDS                              AVVISION BVBA


By: /s/ Jon Vermeesch                         By: /s/ Pascal Persyn
    ---------------------------------            ---------------------------------------------------
    Name: Jon Vermeesch                           Name: Pascal Persyn
          ---------------------------                   --------------------------------------------
    Title: President                              Title: Managing Director
           --------------------------                    -------------------------------------------

Address:                                      Address:
         ----------------------------                  ---------------------------------------------
Address:                                      Address:
         ----------------------------                  ---------------------------------------------
Telephone:                                    Telephone:
           --------------------------                    -------------------------------------------
Fax:                                          Fax:
     --------------------------------              -------------------------------------------------

EURL VAL D'AUSO


By: /s/ Dominic Vlieghe                       /s/ Wim Deneweth
    ---------------------------------         ---------------------------------------
    Name: Dominic Vlieghe                     WIM DENEWETH
          ---------------------------
    Title: Attorney-in-fact
           --------------------------
                                              Address:
                                                       ------------------------------
Address:                                      Address:
         ----------------------------                  ------------------------------
Address:                                      Telephone:
         ----------------------------                    ----------------------------
Telephone:                                    Fax:
           --------------------------              ----------------------------------
Fax:
     --------------------------------


RIDGECREST CAPITAL PARTNERS

By: /s/                                       /s/ H. B. E. van Cutsem
    ---------------------------------         ---------------------------------------
    Name:                                     HUGH BERNARD EDWARD VAN CUTSEM
          ---------------------------
    Title:
           --------------------------
                                              Address:
                                                       ------------------------------
Address:                                      Address:
         ----------------------------                  ------------------------------
Address:                                      Telephone:
         ----------------------------                    ----------------------------
Telephone:                                    Fax:
           --------------------------              ----------------------------------
Fax:
     --------------------------------

             Series D Convertible Preferred Stock Purchase Agreement

                                                                    Exhibit 1.01

                     Aggregate Shares of Series D Preferred Stock and Warrants to be Received by the Purchasers
-----------------------------------------------------------------------------------------------------------------------------------
                                   Committed Series D Preferred
Name of Purchaser                              Shares             Warrant Percentages    Series D Warrants    Common Stock Warrants
-----------------------------------------------------------------------------------------------------------------------------------
Edison Venture Fund V, L.P.                 250,000,000                  66.96              62,500,000             12,500,000
-----------------------------------------------------------------------------------------------------------------------------------
Cross Atlantic Technology Fund
   II, L.P.                                  83,333,334                  22.31              20,833,334              4,166,666
-----------------------------------------------------------------------------------------------------------------------------------
Agarwal, Mukesh                               2,246,810                   0.23                 216,667                 43,333
-----------------------------------------------------------------------------------------------------------------------------------
Albayrak, Yildiray                              690,072                     --                      --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Burnbrae Ltd.                                 2,587,769                     --                      --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Diathermi Investment Ltd.                       862,590                     --                      --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Ettinger, Michael                               392,110                   0.04                  33,333                  6,667
-----------------------------------------------------------------------------------------------------------------------------------
Foster-Brown, Mark Wentworth                  8,650,358                   1.39               1,300,000                260,000
-----------------------------------------------------------------------------------------------------------------------------------
Hamill, William H. B.                         2,791,846                   0.29                 266,667                 53,333
-----------------------------------------------------------------------------------------------------------------------------------
J T Hoagland LLC                              5,650,358                   0.59                 550,000                110,000
-----------------------------------------------------------------------------------------------------------------------------------
Lemmermann, Juergen C. H.                       305,851                   0.04                  33,333                  6,667
-----------------------------------------------------------------------------------------------------------------------------------
Levi, David B.                               11,234,050                   1.16               1,083,333                216,667
-----------------------------------------------------------------------------------------------------------------------------------
Meade, Sherri L.                                345,036                     --                      --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Narlis, Nicholas                                305,851                   0.04                  33,333                  6,667
-----------------------------------------------------------------------------------------------------------------------------------
Pictet Private Equity Investors
   SA                                         8,442,204                   0.88                 816,667                163,333
-----------------------------------------------------------------------------------------------------------------------------------
Schwartz, Elliot S.                             392,110                   0.04                  33,333                  6,667
-----------------------------------------------------------------------------------------------------------------------------------
Scorpion Nominees Limited                    39,285,842                   4.05               3,783,333                756,667
-----------------------------------------------------------------------------------------------------------------------------------
Siegel, Donald H.                               545,036                   0.05                  50,000                 10,000
-----------------------------------------------------------------------------------------------------------------------------------
Tropiano, Raymond E.                          1,395,923                   0.14                 133,333                 26,667
-----------------------------------------------------------------------------------------------------------------------------------
van Cutsem, Hugh Bernard Edward               6,666,667                   1.79               1,666,667                333,333
-----------------------------------------------------------------------------------------------------------------------------------
Castle Creek Technology
   Partners LLC                               6,038,127                     --                      --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Finkel, Kenneth M                               345,036                     --                      --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Turban, Scott D.                              2,760,287                     --                      --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Creafund NV                                  31,097,982                     --                      --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Avvision BVBA                                16,241,553                     --                      --                     --
-----------------------------------------------------------------------------------------------------------------------------------
BVBA Com/2/Wizards                              498,837                     --                      --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Deneweth, Wim                                   332,558                     --                      --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Eurl Val D'Auso                               1,829,070                     --                      --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Ridgecrest Capital Partners                          --                     --                      --              9,333,333
-----------------------------------------------------------------------------------------------------------------------------------
   TOTALS:                              485,267,267 Shares                 100%         93,333,333 Warrants    28,000,000 Warrants
-----------------------------------------------------------------------------------------------------------------------------------

             Series D Convertible Preferred Stock Purchase Agreement

                                                                    Exhibit 1.01

                                  Aggregate Dollar Purchase Price or Other Consideration
-----------------------------------------------------------------------------------------------------------
                                                                                   Cancellation of Existing
Name of Purchaser                         U.S. Dollars Paid   Series C Converted      Warrants for Common
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Edison Venture Fund V, L.P.                    3,750,000                 --                       --
-----------------------------------------------------------------------------------------------------------
Cross Atlantic Technology Fund II, L.P.        1,250,000                 --                       --
-----------------------------------------------------------------------------------------------------------
Agarwal, Mukesh                                   13,000               40.0                  127,490
-----------------------------------------------------------------------------------------------------------
Albayrak, Yildiray                                    --               20.0                   63,745
-----------------------------------------------------------------------------------------------------------
Burnbrae Ltd.                                         --               75.0                  239,044
-----------------------------------------------------------------------------------------------------------
Diathermi Investment Ltd.                             --               25.0                   79,681
-----------------------------------------------------------------------------------------------------------
Ettinger, Michael                                  2,000                7.5                   23,904
-----------------------------------------------------------------------------------------------------------
Foster-Brown, Mark Wentworth                      78,000              100.0                  318,725
-----------------------------------------------------------------------------------------------------------
Hamill, William H. B.                             16,000               50.0                  159,362
-----------------------------------------------------------------------------------------------------------
J T Hoagland LLC                                  33,000              100.0                  318,725
-----------------------------------------------------------------------------------------------------------
Lemmermann, Juergen C. H.                          2,000                5.0                   15,936
-----------------------------------------------------------------------------------------------------------
Levi, David B.                                    65,000              200.0                  637,450
-----------------------------------------------------------------------------------------------------------
Meade, Sherri L.                                      --               10.0                   31,872
-----------------------------------------------------------------------------------------------------------
Narlis, Nicholas                                   2,000                5.0                   15,936
-----------------------------------------------------------------------------------------------------------
Pictet Private Equity Investors SA                49,000              150.0                  478,088
-----------------------------------------------------------------------------------------------------------
Schwartz, Elliot S.                                2,000                7.5                   23,904
-----------------------------------------------------------------------------------------------------------
Scorpion Nominees Limited                        227,000              700.0                2,231,076
-----------------------------------------------------------------------------------------------------------
Siegel, Donald H.                                  3,000               10.0                   31,872
-----------------------------------------------------------------------------------------------------------
Tropiano, Raymond E.                               8,000               25.0                   79,681
-----------------------------------------------------------------------------------------------------------
van Cutsem, Hugh Bernard Edward                  100,000                 --
-----------------------------------------------------------------------------------------------------------
Castle Creek Technology Partners LLC                  --              175.0                  637,450
-----------------------------------------------------------------------------------------------------------
Finkel, Kenneth M                                     --               10.0                   31,872
-----------------------------------------------------------------------------------------------------------
Turban, Scott D.                                      --               80.0                  318,725
-----------------------------------------------------------------------------------------------------------
Creafund NV                                           --                 --                       --
-----------------------------------------------------------------------------------------------------------
Avvision BVBA                                         --                 --                       --
-----------------------------------------------------------------------------------------------------------
BVBA Com/2/Wizards                                    --                 --                       --
-----------------------------------------------------------------------------------------------------------
Deneweth, Wim                                         --                 --                       --
-----------------------------------------------------------------------------------------------------------
Eurl Val D'Auso                                       --                 --                       --
-----------------------------------------------------------------------------------------------------------
Ridgecrest Capital Partners                           --                 --                       --
-----------------------------------------------------------------------------------------------------------
   TOTALS:                                    $5,600,000         1,795 shares        5,864,538 warrants
-----------------------------------------------------------------------------------------------------------

    Aggregate Dollar Purchase Price or Other Consideration
-------------------------------------------------------------------------------
                                          Conversion of   Conversion of Voxware
Name of Purchaser                          Debentures        Europe Interest
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Edison Venture Fund V, L.P.                       --               --
-------------------------------------------------------------------------------
Cross Atlantic Technology Fund II, L.P.           --               --
-------------------------------------------------------------------------------
Agarwal, Mukesh                                   --               --
-------------------------------------------------------------------------------
Albayrak, Yildiray                                --               --
-------------------------------------------------------------------------------
Burnbrae Ltd.                                     --               --
-------------------------------------------------------------------------------
Diathermi Investment Ltd.                         --               --
-------------------------------------------------------------------------------
Ettinger, Michael                                 --               --
-------------------------------------------------------------------------------
Foster-Brown, Mark Wentworth                      --               --
-------------------------------------------------------------------------------
Hamill, William H. B.                             --               --
-------------------------------------------------------------------------------
J T Hoagland LLC                                  --               --
-------------------------------------------------------------------------------
Lemmermann, Juergen C. H.                         --               --
-------------------------------------------------------------------------------
Levi, David B.                                    --               --
-------------------------------------------------------------------------------
Meade, Sherri L.                                  --               --
-------------------------------------------------------------------------------
Narlis, Nicholas                                  --               --
-------------------------------------------------------------------------------
Pictet Private Equity Investors SA                --               --
-------------------------------------------------------------------------------
Schwartz, Elliot S.                               --               --
-------------------------------------------------------------------------------
Scorpion Nominees Limited                         --               --
-------------------------------------------------------------------------------
Siegel, Donald H.                                 --               --
-------------------------------------------------------------------------------
Tropiano, Raymond E.                              --               --
-------------------------------------------------------------------------------
van Cutsem, Hugh Bernard Edward
-------------------------------------------------------------------------------
Castle Creek Technology Partners LLC              --               --
-------------------------------------------------------------------------------
Finkel, Kenneth M                                 --               --
-------------------------------------------------------------------------------
Turban, Scott D.                                  --               --
-------------------------------------------------------------------------------
Creafund NV                                  216,994              365
-------------------------------------------------------------------------------
Avvision BVBA                                 39,329              301
-------------------------------------------------------------------------------
BVBA Com/2/Wizards                             7,374               --
-------------------------------------------------------------------------------
Deneweth, Wim                                  4,916               --
-------------------------------------------------------------------------------
Eurl Val D'Auso                               27,038               --
-------------------------------------------------------------------------------
Ridgecrest Capital Partners                       --               --
-------------------------------------------------------------------------------
   TOTALS:                                  $295,651         666 Shares
-------------------------------------------------------------------------------